Exhibit 99.B(h)(2)(e)

AMENDMENT No. 4 TO

ADMINISTRATION AGREEMENT

and FUND ACCOUNTING AGREEMENT

AMENDMENT made as of August 19th, 2015 to that certain to Administration and Fund Accounting Agreement entered into as of June 1, 2006, as amended (“Agreement”) by and between (i) The Victory Portfolios, The Victory Variable Insurance Funds, and Compass EMP Fund Trust, each a Delaware statutory trust (each, a ‘Trust” and, together, the “Trusts”) on behalf of those investment company portfolios listed on Schedule D which may be amended from time to time (each, a “Fund” and, together, the “Funds”) in the case of both the Trusts and the Funds, individually and not jointly and (ii) Victory Capital Management Inc. (“VCM”), a New York corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement

WHEREAS, VCM and the Trusts wish to enter into this Amendment to the Agreement to add additional Funds to the terms of the Agreement, (2) revise the names of certain Funds, and (3) revise the name of the Trusts; and

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, VCM and the Trusts hereby agree as follows:

1.              The Victory Portfolios is renamed “Victory Portfolios.”

2.              The Victory Variable Insurance Funds is renamed “Victory Variable Insurance Funds.”

3.              Compass EMP Fund Trust is renamed “Victory Portfolios II.”

4.              Schedule D to the Agreement is hereby deleted in its entirety and replaced by the new Schedule D attached hereto.

5.              Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY VARIABLE INSURANCE FUNDS,
on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule A, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael Policarpo

Name:	Michael Policarpo
Title:	Chief Financial Officer

SCHEDULE D

TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT BETWEEN VCM, VICTORY PORTFOLIOS, VICTORY PORTFOLIOS II AND VICTORY VARIABLE INSURANCE FUNDS

TRUSTS AND FUNDS

Victory Portfolios

1.              Victory Balanced Fund

2.              Victory Diversified Stock Fund

3.              Victory Expedition Emerging Markets Small Cap Fund

4.              Victory INCORE Fund for Income*

5.              Victory INCORE Investment Grade Convertible Fund*

6.              Victory INCORE Total Return Bond Fund*

7.              Victory Integrity Discovery Fund*

8.              Victory Integrity Mid-Cap Value Fund

9.              Victory Integrity Small-Cap Value Fund

10.       Victory Integrity Small/Mid-Cap Value Fund

11.       Victory Munder Multi-Cap Fund*

12.       Victory Munder Index 500 Fund

13.       Victory Munder Mid-Cap Core Growth Fund

14.       Victory Munder Small Cap Growth Fund

15.       Victory National Municipal Bond Fund

16.       Victory NewBridge Global Equity Fund

17.       Victory NewBridge Large Cap Growth Fund

18.       Victory Ohio Municipal Bond Fund

19.       Victory Select Fund

20.       Victory Special Value Fund

21.       Victory Sycamore Established Value Fund

22.       Victory Sycamore Small Company Opportunity Fund

23.       Victory Trivalent Emerging Markets Small-Cap Fund

24.       Victory Trivalent International Fund—Core Equity

25.       Victory Trivalent International Small-Cap Fund

Victory Variable Insurance Funds

1.              Diversified Stock Fund

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Victory Portfolios II*

1.              Victory CEMP Alternative Strategies Fund

2.              Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

3.              Victory CEMP Commodity Volatility Wtd Index Strategy Fund

4.              Victory CEMP Emerging Market Volatility Wtd Index Fund

5.              Victory CEMP Enhanced Fixed Income Fund

6.              Victory CEMP International Enhanced Volatility Wtd Index Fund

7.              Victory CEMP International Volatility Wtd Index Fund

8.              Victory CEMP Long/Short Strategy Fund

9.              Victory CEMP Market Neutral Income Fund

10.       Victory CEMP Multi-Asset Balanced Fund

11.       Victory CEMP Multi-Asset Growth Fund

12.       Victory CEMP REC Enhanced Volatility Wtd Index Fund

13.       Victory CEMP Ultra Short Term Fixed Income Fund

14.       Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

15.       Victory CEMP US 500 Volatility Wtd Index Fund

16.       Victory CEMP US Small Cap Volatility Wtd Index Fund

17.       Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

18.       Victory CEMP US Large Cap High Div Volatility Wtd

*As of October 28, 2015

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